Exhibit 10.4

FIRST AMENDMENT TO WARRANT

This First Amendment to Warrant (“Amendment”) is dated as of this 27 day of April, 2023 (“Effective Date”), by and between Sonic Foundry, Inc., a Maryland corporation (the “Company”) and Mark Burish (“Holder”).

RECITALS:

WHEREAS, the Company and Holder are parties to a certain Warrant dated as of November 16, 2022 (the “Warrant”) pursuant to which the Company granted Holder the right to purchase the Warrant Shares in accordance with the terms set forth therein; and

WHEREAS, the Company and Holder desire to amend the Warrant to: i) require shareholder approval as a condition precedent to Holder exercising the Warrant, and ii) make such other amendments as are set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Exercise of Warrant. Holder hereby agrees that, notwithstanding anything set forth in the Warrant to the contrary, Holder shall not exercise Holder’s purchase rights as evidenced thereby, in whole or in part, until Holder first obtains the approval of shareholders of the Company holding at least a majority of the then outstanding shares of common stock of the Company (“Shareholder Approval”). Shareholder Approval may be obtained by a vote at a duly called and convened meeting of the shareholders of the Company or by written consent of shareholders holding at least a majority of the then outstanding shares of common stock of the Company, without a meeting.

2.	Defined Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Warrant.

3.	Effect on Warrant. Except as specifically amended hereby, all terms, provisions and conditions of the Warrant shall remain in full force and effect.

4.

Counterparts. The parties may execute this Amendment in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one document. The signatures of all of the parties need not appear on the same counterpart, and delivery of an executed counterpart signature page by facsimile, e‑mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), or other means of electronic transmission is as effective as executing and delivering this Amendment in the presence of the other party hereto.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

COMPANY:

Sonic Foundry, Inc.

a Maryland corporation

By: /s/ Ken Minor

Name: Ken Minor

Title: CFO

Address:         222 W. Washington Ave., Suite 100

Madison, WI 53703

E‑mail:         ken.minor@sonicfoundry.com

Attention:         Ken Minor

HOLDER:

Mark Burish

/s/ Mark Burish

Address:         C/O Hurley Burish, S.C.

33 E Main St, Suite 400

Madison, WI 53703

E‑mail:         mburish@hurleyburish.com

Attention:         Mark Burish